UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 27, 2008, the Executive Personnel and Compensation Committee of the Board of Directors of SUPERVALU INC. (the “Company”) approved the entry by the Company into an Excess Plan Agreement (the “Agreement”) with Michael L. Jackson, the President and Chief Operating Officer of the Company. The Agreement provides for benefits for Mr. Jackson in recognition of 5.08 years of service to the Company which is not otherwise taken into account under the SUPERVALU INC. Excess Benefits Plan (“Excess Plan”) and the SUPERVALU INC. Retirement Plan (“Retirement Plan”) for the time he spent at the Company’s West Coast Grocery Division. The amount of Mr. Jackson’s benefit for the 5.08 years of service described above is determined by subtracting (i) the benefit Mr. Jackson is entitled to receive under the terms of the Excess Plan from (ii) the increased benefit Mr. Jackson would receive under the terms of the Excess Plan if Mr. Jackson’s 5.08 years of service were taken into account as years of service with the Company that counted for the purpose of determining his Excess Plan benefit and his Retirement Plan benefit (the “Amount”). This determination shall be effective as of the earlier of the date of his separation from service (as defined in the SUPERVALU INC. Executive Deferred Compensation Plan (“EDC Plan”)) from the Company and all affiliated corporations or December 31, 2012. The value of the Amount is not presently known. The Amount will be converted to a single lump sum present value, which will be credited to Mr. Jackson’s account under the EDC Plan.

A copy of the Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01	Other Events.

On May 28, 2008, the Company announced that its Board of Directors approved a 1.5 percent increase in the annual indicated dividend to $0.69 per share from last year’s level of $0.68 per share. The new quarterly dividend rate of $0.1725 per share will be effective with the September dividend payment.

The Company also announced that its Board of Directors adopted a new annual share repurchase program authorizing the Company to purchase up to $70 million of the Company’s common stock. Stock purchases will be made from time to time in open market purchases primarily from the cash generated from the settlement of stock options. This new annual share repurchase program replaces the existing $235 million share repurchase program authorized in April 2007.

The Company’s news release announcing the dividend and the share repurchase program is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News release issued by SUPERVALU INC. dated May 28, 2008, relating to the dividend and the share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)
Date: June 2, 2008
	By:	/s/ Burt M. Fealing
Burt M. Fealing
Vice President, Corporate Secretary and Chief Securities Counsel (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	News release issued by SUPERVALU INC. dated May 28, 2008, relating to the dividend and the share repurchase program.

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